UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 23, 2005

Asia Payment Systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30013	98-0204780
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

800 5th Avenue, Suite 4100, Seattle, WA	98104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(206) 447-1379

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1	Registrant’s Business and Operations

ITEM 1.01.	Entry into a Material Definitive Agreement.

On or about March 23, 2005, we entered into a formal agreement with Beijing Purple Stars Appraisal Co., Ltd., as contemplated in our Memorandum of Understanding described in Item 8A of our Annual Report on Form 10-KSB for the year ended December 31, 2004, incorporated by reference. The new agreement supersedes the Memorandum of Understanding but is substantially similar. The agreement provides the terms of a joint venture with Beijing Purple Stars (“BPS”). The parties are obligated to launch a 6-month pilot project, to explore the most feasible, effective and efficient business models for the card processing and credit bureau services in Beijing. BPS will provide facilities, staff, offices and local support, and up to 300,000 credit files. BPS will also introduce our Company to local customers. We will provide business plans, operational management, supervision, training, technology and start-up Services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA PAYMENT SYSTEMS, INC. a Nevada corporation

By:	/s/ Charlie Rodriguez
Charlie Rodriguez
Corporate Secretary